EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115918, 333-85608, 333-15429, 333-211735, and 333-197201) and Form S-3 (No. 333-238199) of Martin Marietta Materials, Inc. of our report dated February 19, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 19, 2021